Exhibit 107

CALCULATION OF FILING FEE TABLES

S-3

DIGITAL BRANDS GROUP, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price			Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(o)		$	$				$
Fees to be Paid	Equity	Preferred Stock	(2)	457(o)
Fees to be Paid	Debt	Debt Securities	(3)	457(o)
Fees to be Paid	Other	Warrants	(4)	457(o)
Fees to be Paid	Other	Rights	(5)	457(o)
Fees to be Paid	Other	Units	(6)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(7)	457(o)		$		$100,000,000.00	(8)			$13,810.00

Total Offering Amounts:								$100,000,000.00				13,810.00
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:												$13,810.00

Offering Note(s)

(1)	In accordance with Rule 457(o), the table omits the amount to be registered and the proposed maximum offering price per unit for each class of security. These will be determined, from time to time, by the Registrant in connection with the issuance of the securities registered hereunder.
(2)	In accordance with Rule 457(o), the table omits the amount to be registered and the proposed maximum offering price per unit for each class of security. These will be determined, from time to time, by the Registrant in connection with the issuance of the securities registered hereunder.
(3)	In accordance with Rule 457(o), the table omits the amount to be registered and the proposed maximum offering price per unit for each class of security. These will be determined, from time to time, by the Registrant in connection with the issuance of the securities registered hereunder.
(4)	In accordance with Rule 457(o), the table omits the amount to be registered and the proposed maximum offering price per unit for each class of security. These will be determined, from time to time, by the Registrant in connection with the issuance of the securities registered hereunder.
(5)	In accordance with Rule 457(o), the table omits the amount to be registered and the proposed maximum offering price per unit for each class of security. These will be determined, from time to time, by the Registrant in connection with the issuance of the securities registered hereunder.
(6)	In accordance with Rule 457(o), the table omits the amount to be registered and the proposed maximum offering price per unit for each class of security. These will be determined, from time to time, by the Registrant in connection with the issuance of the securities registered hereunder.
(7)	In accordance with Rule 457(o), the table omits the amount to be registered and the proposed maximum offering price per unit for each class of security. These will be determined, from time to time, by the Registrant in connection with the issuance of the securities registered hereunder.
(8)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act of 1933, as amended, the aggregate maximum offering price of all securities to be offered and sold by the Registrant pursuant to this registration statement will not exceed $100,000,000.